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                            EXHIBIT A-1

          Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D Amendment No. 2 to the statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of them.



                                /S/ S. PHILLIP HORSLEY
                                    S. PHILLIP HORSLEY



                                   /S/ GARY L. BRIDGE
                                    GARY L. BRIDGE